UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2008
DCP Holding Company
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	0-51954 (Commission File Number)	20-1291244 (I.R.S. Employer Identification No.)

100 Crowne Point Place, Sharonville, Ohio (Address of principal executive offices)	45241 (Zip Code)
Registrant’s telephone number, including area code: (513) 554-1100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
On December 18, 2008, Dental Care Plus, Inc. (“DCP”), a subsidiary of DCP Holding Company, executed a $650,000.00 Revolving Note and Open-End Mortgage and Security Agreement with Fifth Third Bank that is collateralized by the Company’s principal business office owned by DCP at 100 Crowne Point Place in Sharonville, Ohio.
The Revolving Note has a term of one year and is annually renewable for additional one year terms. The interest rate associated with this revolving line of credit is a variable rate based on the 30-day London Interbank Offer Rate (“LIBOR”) plus 175 basis points.
The Company established this line of credit in order to have access to additional working capital to support its business expansion strategy in Ohio, Kentucky and Indiana.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company
Date: December 29, 2008	/s/ Robert C. Hodgkins, Jr.
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer